Tempur Sealy Successfully Completes Acquisition of Mattress Firm
–Announces Tempur Sealy International, Inc to Change its Name to Somnigroup International Inc., Reflecting Acceleration of Omni-Channel Strategy
–Hosting Business Update Call on February 6, 2025

LEXINGTON, KY, February 5, 2025 – Tempur Sealy International, Inc. (NYSE: TPX, "Company" or "Tempur Sealy") today announced that it has completed its previously announced acquisition of Mattress Firm Group Inc. (“Mattress Firm”), the nation’s largest mattress specialty retailer.

In a separate release today, the Company announced it will change its name to Somnigroup International Inc. (“Somnigroup”), effective February 18, 2025. Mattress Firm, Dreams and Tempur Sealy will operate as decentralized business units under Somnigroup International. Mattress Firm and Dreams will continue to operate as multi-branded retailers and Tempur Sealy, primarily a manufacturer, will continue to serve third-party retailers as well as Mattress Firm, Dreams and Tempur Sealy direct-to-consumer channels.

On a pro forma basis for the acquisition of Mattress Firm, the Company generated approximately $8 billion in sales over the previous twelve months ending December 31, 2024, net of intercompany sales. This implies sales of approximately 85% in North America and 15% in International geographies, with approximately 65% of sales from direct-to-consumer channels and 35% from third-party retailers.

Chairman and CEO Scott Thompson said, “We have collaborated with Mattress Firm for over 35 years, and we are thrilled to welcome them into the Tempur Sealy, soon Somnigroup, organization. The addition of Mattress Firm will unlock incremental benefits for all stakeholders by accelerating our U.S. omni-channel strategy. This transaction creates a leading global bedding company with extensive manufacturing capabilities and a broader U.S. retail footprint. Together, the companies are positioned to facilitate enhanced product innovation, improve the customer buying experience, and ensure high-quality, durable products are brought to market.

Thompson continued, “We would like to extend our heartfelt thanks to all Tempur Sealy and Mattress Firm employees and suppliers for their unwavering dedication, hard work, and continued support every day. Your commitment to our mission to deliver better sleep is the cornerstone of our success. We also wish to express our deep gratitude to our legal counsel, financial advisors, and lenders, all of whom provided exceptional expertise and best-in-class capabilities that have been invaluable throughout this transaction. Finally, we would like to recognize our shareholders for their steadfast support of this transaction and their continued belief in our long-term strategy, a confidence that is clearly reflected by the 80% increase in our stock price since the transaction was announced.”

In connection with the closing of this transaction, the Company is expanding its Board of Directors through the appointment of Peter Sachse, effective today. Mr. Sachse brings more than 30 years of executive leadership experience in retail, including serving as CEO of Tailored Brands, Inc., a men’s omnichannel retailer, and previously spending 34 years in various positions at Macy’s, Inc.

Thompson added, “We are pleased to have Peter Sachse join our Board of Directors and welcome his unique insights garnered through years of service in retail and on the Mattress Firm Board of Directors. His deep industry expertise will provide invaluable support as we navigate our next phase of growth.”

Financial Terms of the Acquisition

The total purchase price was approximately $5 billion. The transaction was funded by approximately $2.7 billion of cash consideration (subject to adjustments, including the repayment of Mattress Firm’s debt and other customary items) and 34.2 million shares of common stock. The cash payment was funded using a combination of cash on hand and proceeds from existing borrowings.

The Company expects to complete the previously announced divestiture of 73 Mattress Firm retail locations and the Company's Sleep Outfitters subsidiary, which includes 103 specialty mattress retail locations and seven distribution centers, to MW SO Holdings Company, LLC ("Mattress Warehouse") in the second quarter of 2025.

Cleary Gottlieb Steen & Hamilton LLP and Beck Redden LLP served as legal counsel and J.P. Morgan Securities LLC served as sole financial advisor to the Company. Simpson Thacher & Bartlett LLP served as legal counsel and Goldman Sachs & Co. LLC, Barclays, and Jefferies LLC served as financial advisors to Mattress Firm.

At the time of the Company’s name change, shares of Somnigroup International Inc. common stock will trade on the NYSE under ticker symbol “SGI”.

Business Update Call

The Company will hold a conference call on Thursday, February 6, 2025 at 8:00 a.m. Eastern Time to discuss the information in this release.

The Company has a separate conference call scheduled to discuss the Fourth Quarter and Full Year 2024 financial results on Thursday, February 20th, 2025 at 8:00 a.m. Eastern Time.

The calls will be webcast and can be accessed on the Company's investor relations website at investor.tempursealy.com. After the conference calls, webcast replays will remain available on the investor relations section of the Company's website for 30 days.

Forward-Looking Statements

This press release contains statements that may be characterized as "forward-looking" within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company's plans, guidance, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "will," "targets," "expects," "anticipates," "plans," "proposed," "intends," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company's expectations regarding the completed Mattress Firm acquisition, including expectations regarding future performance and integration of Mattress Firm with our business. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risks include risks associated with Mattress Firm’s ongoing operations; the ability to successfully integrate Mattress Firm into Tempur Sealy's operations and realize synergies from the transaction; the possibility that the expected benefits of the acquisition are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the impact of the macroeconomic environment in both the U.S. and internationally on Mattress Firm and the Company; uncertainties arising from national and global events; industry competition; the effects of consolidation of retailers on revenues and costs; and consumer acceptance and changes in demand for Mattress Firm's and the Company's products and the factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and the Quarterly Report on Form 10-Q for the period ended June 30, 2024. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Tempur Sealy International, Inc.

Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a leading designer, manufacturer, distributor and retailer of bedding products worldwide, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic®, Sealy® and Stearns & Foster® and our popular non-branded offerings consist of value-focused private label and OEM products. At Tempur Sealy we understand the importance of meeting our customers wherever and however they want to shop and have developed a powerful omni-channel retail strategy. Our products allow for complementary merchandising strategies and are sold through third-party retailers, our over 750 Company-owned stores worldwide and our e-commerce channels. With the range of our offerings and variety of purchasing options, we are dedicated to continuing to turn our mission to improve the sleep of more people, every night, all around the world into a reality.

Importantly, we are committed to carrying out our global responsibility to protect the environment and the communities in which we operate. As part of that commitment, we have established the goal of achieving carbon neutrality for our global wholly owned operations by 2040.

Tempur Sealy Investor Relations Contact

Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com